Exhibit 10.1

TWIN DISC, INCORPORATED
2010 LONG-TERM INCENTIVE COMPENSATION PLAN

(AMENDED AND RESTATED AS OF JULY 31, 2015)

ARTICLE I

PURPOSE

1.1           Purpose.  The purpose of the Twin Disc, Incorporated 2010 Long-Term Incentive Compensation Plan (the "Plan") is to promote the overall financial objectives of Twin Disc, Incorporated (the "Company") and its majority owned subsidiaries ("Subsidiaries") by providing opportunities for the officers and key employees selected to participate in the Plan (each a “Participant”) to acquire Common Stock of the Company ("Common Stock"), and to receive Common Stock or cash bonuses upon attainment of specified financial goals of the Company or its Subsidiaries.  The Plan gives the Compensation and Executive Development Committee of the Company's Board of Directors, or such other committee as the Board of Directors shall designate (the "Committee"), the authority and discretion to award stock options, stock appreciation rights, restricted stock awards, cash-settled restricted stock unit awards, performance stock awards, performance stock unit awards, and/or performance unit awards (collectively, "Awards") to eligible employees of the Company.

ARTICLE II

EFFECTIVE DATE AND TERM

2.1           Effective Date.  The Plan became effective on October 15, 2010 (the “Effective Date), the date that it was approved by a majority of the outstanding shares of Common Stock of the Company.  The Plan was amended and restated effective July 31, 2015 (the “Restatement Date”).  For purposes of the Company’s continuing compliance with Section 162(m) of the Internal Revenue Code (the “Code”), the terms of the amended and restated Plan, including the performance goals hereunder, shall be submitted for approval by the Company’s shareholders at the Company’s annual shareholders’ meeting to be held on October 23, 2015 (or any adjournment thereof).  If the amended and restated Plan is not approved by the Company’s shareholders, the terms of the amended and restated Plan shall remain effective, but any Award made after October 15, 2015 that is intended to qualify as “performance-based” compensation under Code Section 162(m) shall not so qualify.

2.2           Term.  No Award may be granted more than ten years after the Effective Date.

2.3           Post-Term Activity.  Awards granted within the term of the Plan as set forth in Section 2.2, subject to the all other terms and conditions of the Plan and the agreement(s) governing the grant of the Awards, may be exercised, paid out, or modified more than ten years after the adoption of the Plan.  Restrictions on Restricted Stock and Cash-Settled Restricted Stock Units may lapse more than ten (10) years after the Effective Date.
ARTICLE III

STOCK SUBJECT TO PLAN

3.1           Maximum Number.  The maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan from and after the Effective Date is 650,000, subject to the adjustments provided in Article X, below.  Such shares may be newly-issued shares, authorized but unissued shares or shares reacquired by the Company on the open market or otherwise.  Because Cash-Settled Restricted Stock Units and Performance Stock Units are payable only in cash, the number of such Cash-Settled Restricted Stock Units and Performance Stock Units shall not count against the 650,000 maximum described in this paragraph.

3.2           Availability of Shares for Award.  Shares of Common Stock that are subject to issuance pursuant to an Award may thereafter be subject to a new Award:

(a)	if the prior Award to which such shares were subject lapses, expires or terminates without the issuance of such shares; or

(b)
shares issued pursuant to an Award are reacquired by the Company pursuant to rights reserved by the Company upon the issuance of such shares; provided, that shares reacquired by the Company may only be subject to new Awards if the Participant received no benefit of ownership from the shares.

Notwithstanding the foregoing, shares of Common Stock that are received by the Company in connection with the exercise of an Award, including shares tendered in payment of a Stock Option’s or an SAR’s exercise price or shares tendered to the Company for the satisfaction of any tax liability or the satisfaction of a tax withholding obligation, may not be made subject to issuance pursuant to a later Award.  In the event that only net shares are issued upon exercise of a Stock Option, the gross number of shares associated with such Award shall be counted against the 650,000 maximum described in Section 3.1.  In no event will shares that are repurchased on the open market using stock option exercise proceeds be added back to the Plan.

ARTICLE IV

ADMINISTRATION

4.1           General Administration.  The Committee shall supervise and administer the Plan.  The Committee shall have discretionary authority to determine all issues with respect to the interpretation of the Plan and Awards granted under the Plan, and with respect to all Plan administration issues.

4.2           Powers of the Committee.  Subject to the terms of the Plan and applicable law (including but not limited to the Sarbanes-Oxley Act of 2002, as amended), the Committee shall have the authority, in its discretion: (i) to prescribe, amend and rescind rules and regulations relating to the Plan; (ii) to select the eligible employees who shall receive Awards under the Plan; (iii) to grant Awards under the Plan and to determine the terms and conditions of such Awards, including without limitation the authority to determine the number of shares subject to issuance with respect to any Award, the vesting or exercise schedule of any Award, and the specific performance goals that shall cause an Award to vest or become payable; (iv) to determine the terms and conditions of the respective agreements (which need not be identical) pursuant to which Awards are granted, and (with the consent of the holder thereof) to modify or amend any Award; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of any Award; (vi) to determine the exercise price per share of options granted under the Plan; (vii) to determine the permissible methods of Award exercise and payment, including cashless exercise arrangements; (viii) to decide whether a Stock Appreciation Right Award shall be settled in cash or Common Stock; (ix) to determine the remaining number of shares of Common Stock available for issuance under the Plan; (x) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; (xi) to interpret the Plan and/or any agreement entered into under the Plan; and (xii) to make all other determinations necessary or advisable for the administration of the Plan.

4.3           Committee.  The Committee shall consist of at least three directors, each of whom shall be a "non-employee director" as that term is defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").  A majority of the members of the Committee shall constitute a quorum at any meeting thereof (including telephone conference), and all determinations of the Committee shall be made by a majority of the members present, or by a writing by a majority of the members of the entire Committee without notice or meeting.

4.4           Compliance with Code Section 409A.  All Awards under this Plan shall be structured in a manner to comply with the requirements of Code Section 409A, or to be exempt from the application of Code Section 409A.

ARTICLE V

ELIGIBILITY

5.1           Eligibility.  An Award may be granted under the Plan to those key employees (including officers) of the Company or its present or future Subsidiaries who, in the opinion of the Committee, are mainly responsible for the success and future growth of the Company and/or any of its Subsidiaries.

ARTICLE VI

AWARDS

6.1           Types of Awards.  Awards under the Plan may be granted in any one or a combination of the following:

(a)
Stock Options.  An Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the agreement between the Company and the Participant governing the award of such Option.  The agreement governing the award of an option shall designate whether such option is intended to be an incentive stock option or a non-qualified stock option, and to the extent that any stock option is not designated as an incentive stock option (or even if so designated does not qualify as an incentive stock option), it shall constitute a non-qualified stock option.  The maximum number of Options that may be granted to any Participant during any fiscal year of the Company is 50,000, subject to the adjustments provided in Article X, below.

(i)
Exercise Price.  The exercise price per share of the Common Stock purchasable under an Option shall be determined by the Committee, but shall not be less than the fair market value per share of Common Stock on the date the option is granted (or, if the Option is intended to qualify as an incentive stock option, not less than 110% of the such fair market value if the option is granted to an individual who owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock or the Company, a corporation which is the parent of the Company or and subsidiary of the Company (each as defined in Section 424 of the Code) (a "10% Shareholder")).  For this and all other purposes under the Plan, the fair market value shall be the mean between the highest and lowest quoted selling prices per share of Common Stock on the NASDAQ Stock Market on the date of grant; provided, that if the Common Stock ceases to be listed on the NASDAQ Stock Market, the Committee shall designate an alternative method of determining the fair market value of the Common Stock.

(ii)
Option Period.  An Option shall be exercisable at such time and subject to such terms and conditions as shall be determined by the Committee.  An option that is intended to qualify as an incentive stock option shall not be exercisable more than ten years after the date it is granted (or five years after the date it is granted, if granted to a 10% Shareholder).

(iii)	No Repricings or Repurchases of Underwater Options Permitted. Except in connection with a transaction or event described in Article X, in no event shall:

(A)	any outstanding Option be cancelled for the purpose of reissuing the Option to the Participant with a lower exercise price;

(B)	the exercise price of an outstanding Option be reduced; or

(C)	any outstanding Option be exchanged for cash, securities, or other Awards where the exercise price of such Option is greater than the then-current fair market value of the Company’s Common Stock;

without the approval of the Company’s shareholders.

(b)
Stock Appreciation Rights.  A Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefor the amount described in Section 6.1(b)(i)(3) or 6.1(b)(ii) below, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or the agreement between the Company and the Participant governing the award of such Stock Appreciation Right.  Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option under this Plan ("Tandem SAR's"), or may be granted on a stand-alone basis ("Stand Alone SAR's").  The maximum number of Stock Appreciation Rights that may be granted to any Participant during any fiscal year of the Company is 50,000, subject to the adjustments provided in Article X, below.

(i)           Tandem SAR's.

(1)	Grant. Tandem SAR's may be granted in connection with non-qualified or incentive stock options, but may only be granted at the time of grant of such associated Options.

(2)	Term. A Tandem SAR shall have the same term as the Stock Option to which it relates and shall be exercisable only at such time or times and to the extent the related Stock Option would be exercisable.

(3)
Exercise.  Upon the exercise of a Tandem SAR, the Participant shall be entitled to receive an amount in cash equal in value to the excess of the fair market value per share of Common Stock on the date of exercise over the exercise price per share of Common Stock as specified in the agreement governing the Tandem SAR, multiplied by the number of shares in respect to which the Tandem SAR is exercised.  The exercise of Tandem SAR's shall require the cancellation of a corresponding number of Stock Options to which the Tandem SAR's relate, and the exercise of Stock Options shall require the cancellation of a corresponding number of Tandem SAR's to which the Stock Options relate.

(4)
Expiration or Termination.  A Tandem SAR shall expire or terminate at such time as the Stock Option to which it relates expires or terminates, unless otherwise provided in the agreement governing the grant of the Tandem SAR.

(ii)
Stand Alone SAR's.  A Stand Alone SAR may be granted at such time and for such term as the Committee shall determine, and shall be exercisable at such time as specified in the agreement governing the grant of the Stand Alone SAR.  Upon exercise of a Stand Alone SAR, the Participant shall be entitled to receive, in cash, Common Stock, or a combination of both (as determined by the Committee), an amount equal to the fair market value per share of Common Stock over an exercise price specified in the agreement governing the grant of the Stand Alone SAR (which exercise price shall not be less than the fair market value per share of Common Stock on the date the Stand Alone SAR is awarded), multiplied by the number of shares in respect to which the Stand Alone SAR is exercised.

(iii)	No Repricings or Repurchases of Underwater SARs Permitted. Except in connection with a transaction or event described in Article X, in no event shall:

(A)	any outstanding SAR be cancelled for the purpose of reissuing the SAR to the Participant with a lower exercise price;

(B)	the exercise price of an outstanding SAR be reduced; or

(C)	any outstanding SAR be exchanged for cash, securities, or other Awards where the exercise price of such SAR is greater than the then-current fair market value of the Company’s Common Stock ;

without the approval of the Company’s shareholders.

(c)
Restricted Stock Awards.  Restricted Stock consists of shares of Common Stock that are transferred or sold to the Participant, but which carry restrictions such as a prohibition against disposition or an option to repurchase in the event of employment termination.  The minimum restriction on shares of Restricted Stock shall be one year of continued service by the Participant, although the Committee may impose longer service requirements and/or additional restrictions.  Until such restrictions lapse, the Participant may not sell, assign, pledge or otherwise transfer, whether voluntarily or involuntarily, the Restricted Stock.  A sale of Restricted Stock to a Participant shall be at such price as the Committee determines, which price may be substantially below the fair market value of the Common Stock at the date of grant.

(i)
Lapse of Restrictions.  The Committee shall establish the conditions under which the restrictions applicable to shares of Restricted Stock shall lapse. Lapse of the restrictions may be conditioned upon continued employment of the Participant for a specified period of time, satisfaction of performance goals of the Company or a Subsidiary, or any other factors as the Committee deems appropriate.

(ii)
Rights of Holder of Restricted Stock.  Except for the restrictions on transfer and/or the Company's option to repurchase the Restricted Shares, the Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of Common Stock, including, if applicable, the right to vote the shares and the right to receive any cash or stock dividends.  Unless otherwise determined by the Committee and subject to the terms of the Plan, cash or stock dividends on shares of Restricted Stock shall be automatically deferred, and shall be paid to the Participant as soon as practicable after the restrictions on the shares of Restricted Stock to which such dividends relate lapse (but no later than the 15th day of the third month of calendar year after the calendar year in which such restrictions lapse).  Cash dividends shall be paid with an appropriate rate of interest, as determined by the Committee.

(iii)
Certificates.  The Company may require that the certificates evidencing shares of Restricted Stock be held by the Company until the restrictions thereon have lapsed.  If and when such restrictions lapse, certificates for such shares shall be delivered to the Participant.  Such shares may have further restrictions on transfer if they have not been registered under the Exchange Act, but shall no longer be subject to a substantial risk of forfeiture.

(d)
Cash-Settled Restricted Stock Unit Awards.  Cash-Settled Restricted Stock Units consist of the right to receive a cash payment upon the lapse of a substantial risk of forfeiture.  The minimum restriction on Cash-Settled Restricted Stock Units shall be one year of continued service by the Participant, although the Committee may impose longer service requirements and/or additional restrictions.  The cash payment for each Cash-Settled Restricted Stock Unit that vests upon the lapse of the substantial risk of forfeiture shall be equal to the fair market value of a share of Common Stock as of the date the substantial risk of forfeiture lapses.

(i)
Lapse of Restrictions.  The Committee shall establish the conditions under which the restrictions applicable to Cash-Settled Restricted Stock Units shall lapse. Lapse of the restrictions may be conditioned upon continued employment of the Participant for a specified period of time, satisfaction of performance goals of the Company or a Subsidiary, or any other factors as the Committee deems appropriate.

(ii)
Timing of Payments.  Payments of amounts due under Cash-Settled Restricted Stock Units shall be made as soon as practicable after the applicable restrictions lapse, but no later than the 15th day of the third month of the calendar year after the calendar year in which such restrictions lapse.

(e)
Performance Stock Awards.  Performance Stock Awards are artificial shares that are contingently granted to a Participant, which entitle the Participant to actual shares of Common Stock, if predetermined objectives are met.  Because the payment of a Performance Stock Award is based on a predetermined number of shares of Common Stock, the value of the award may increase or decrease depending on the fair market value of the Common Stock after the date of grant. The maximum number of shares of Performance Stock that may be granted to any Participant during any fiscal year of the Company is 100,000, subject to the adjustments provided in Article X, below.

(i)
Performance Goals.  The Committee shall establish one or more performance goals with respect to each grant of a Performance Stock Award. The performance goals may be tailored to meet specific objectives.  The performance criteria upon which payment or vesting of a Performance Stock Award intended to qualify for the exemption under Code Section 162(m) will be based upon one or more of the following, whether in absolute, relative or comparative terms, as determined by the Committee:  gross revenues, sales, net asset turnover, earnings per share, cash flow, cash flow from operations, return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Company’s capital charge), net operating profit after taxes as a percentage of the Company’s capital charge, operating profit or income, EBITDA as a percent of sales, debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Company), net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return.  The Committee may establish targets under one or more of the foregoing performance goals based on single year or multi year periods.  In the case of Performance Stock Awards that are not intended to qualify for the exemption under Code Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.  In addition, performance goals may relate to attainment of specified objectives by the Participant or by the Company or an affiliate, including a division or a department of the Company or an affiliate, or upon any other factors or criteria as the Committee shall determine.

(ii)
Certification of Satisfaction of Performance Goals.  Following the completion of a period for which performance goals have been established, the Committee shall certify the extent to which such goals have been achieved.  Such certification shall occur, and any applicable transfer of shares of Common Stock shall be made, as soon as practicable following the completion of the performance period, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

(f)
Performance Stock Unit Awards.  A Performance Stock Unit shall entitle the Participant to receive a cash payment equal to the fair market value of a share of Common Stock of the Company as of the Vesting Date, if predetermined objectives are met.  The “Vesting Date” shall be the last day of the performance period for which a performance goal is established.  The maximum number of Performance Stock Units that may be granted to any Participant during any fiscal year of the Company is 200,000, subject to the adjustments provided in Article X, below.

(i)
Performance Goals.  The Committee shall establish one or more performance goals with respect to each grant of a Performance Stock Unit.  The performance goals may be tailored to meet specific objectives. The performance criteria upon which payment or vesting of a Performance Stock Unit intended to qualify for the exemption under Code Section 162(m) will be based upon one or more of the following, whether in absolute, relative or comparative terms, as determined by the Committee:  gross revenues, sales, net asset turnover, earnings per share, cash flow, cash flow from operations, return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Company’s capital charge), net operating profit after taxes as a percentage of the Company’s capital charge, operating profit or income, EBITDA as a percent of sales, debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Company), net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return.  The Committee may establish targets under one or more of the foregoing performance goals based on single year or multi year periods.  In the case of Performance Stock Units that are not intended to qualify for the exemption under Code Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.  In addition, performance goals may relate to attainment of specified objectives by the Participant or by the Company or an affiliate, including a division or a department of the Company or an affiliate, or upon any other factors or criteria as the Committee shall determine.

(ii)
Certification of Satisfaction of Performance Goals.  Following the completion of a period for which performance goals have been established, the Committee shall certify the extent to which such goals have been achieved. Such certification shall occur, and any applicable payments shall be made, as soon as practicable following the completion of the performance period, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

(g)
Performance Unit Awards.  Performance Unit Awards entitle the participant to cash payments (or, at the election of the Committee, their equivalent in shares of Common Stock), if predetermined objectives are met.  Because the payment of a Performance Unit Award is based on a predetermined cash amount, the value of each unit remains constant and does not fluctuate with changes in the market value of the Common Stock.  The maximum amount that may be paid to any Participant in any fiscal year of the Company pursuant to an award of Performance Units shall be $500,000.00.

(i)
Performance Goals.  The Committee shall establish one or more performance goals with respect to each grant of a Performance Unit Award. The performance goals may be tailored to meet specific objectives.  The performance criteria upon which payment or vesting of a Performance Unit Award intended to qualify for the exemption under Code Section 162(m) will be based upon one or more of the following, whether in absolute, relative or comparative terms, as determined by the Committee:  gross revenues, sales, net asset turnover, earnings per share, cash flow, cash flow from operations, return on investment in excess of cost of capital (i.e., net operating profit after taxes minus the Company’s capital charge), net operating profit after taxes as a percentage of the Company’s capital charge, operating profit or income, EBITDA as a percent of sales, debt to EBITDA ratios (including but not limited to the ratio of total funded debt to four quarter EBITDA, as defined in loan covenants of the Company), net income, operating income, net income margin, return on net assets, return on total sales, return on common equity, return on total capital, or total shareholder return.  The Committee may establish targets under one or more of the foregoing performance goals based on single year or multi year periods.  In the case of Performance Unit Awards that are not intended to qualify for the exemption under Code Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.  In addition, performance goals may relate to attainment of specified objectives by the participant or by the Company or an affiliate, including a division or a department of the Company or an affiliate, or upon any other factors or criteria as the Committee shall determine.

(ii)
Certification of Satisfaction of Performance Goals.  Following the completion of a period for which performance goals have been established, the Committee shall certify the extent to which such goals have been achieved. Such certification shall occur, and any applicable payments shall be made, as soon as practicable following the completion of the performance period, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

6.2           Written Agreements.  Each Award granted under the Plan shall be evidenced by a written agreement, the form of which shall be consistent with the terms and conditions of the Plan and applicable law, which shall be signed by an officer of the Company and the Participant.  Until such agreement has been entered into between the Company and the Participant, the Participant shall have no rights in any Award approved by the Committee.

6.3           Application of Code Section 162(m).  Code Section 162(m) prohibits a publicly-held corporation from taking a deduction for remuneration paid to certain employees in excess of $1,000,000.  Code Section 162(m)(4)(C) provides that remuneration payable solely on account of the attainment of one or more performance goals is not counted toward this limitation, but only if certain conditions are satisfied.  To the extent that any Award is intended to satisfy the exception contained in Code Section 162(m)(4)(C), the following shall apply to such Award:

(a)
Determination of Performance Goals.  The performance goals pursuant to which an Award is made must be determined by a committee of the Board comprised solely of two or more "outside directors," as that term is defined under Code Section 162 and the regulations thereunder (the "Outside Directors Committee").  The Committee may serve as the Outside Directors Committee if it meets these requirements.  The performance goals established by the Outside Directors Committee must be objective, and remuneration intended to be excepted under Code Section 162(m)(4)(C) must be contingent upon the attainment of the performance goals.  Performance objectives may be established on a Company-wide basis or with respect to one or more business units, divisions or departments of the Company or subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing performance objectives for a performance period, the Outside Directors Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principals including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company's financial statements and notes thereto or management's discussion and analysis of financial condition and results of operations contained in the Company's most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act; provided, that the Outside Directors Committee shall have no discretion with respect to any Award intended to qualify as "performance-based" compensation under Code Section 162(m) if the exercise of such discretion or the ability to exercise such discretion would cause such Award to fail to qualify as "performance-based" compensation under Code Section 162(m).  Without limiting the generality of the foregoing proviso:

(i)
neither the Outside Directors Committee nor the Board may exercise discretion to increase any amount payable with respect to any Award intended to qualify as “performance-based” compensation under Code Section 162(m); and

(ii)
if a change is made to accelerate the payment of such an Award after the attainment of the performance goal(s), the amount of the payment shall be reduced to the extent necessary to comply with Treasury Regulation Section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

(b)
Approval of Performance Goals.  The material terms under which the remuneration is to be paid, including the performance goals, are disclosed to shareholders and approved by a majority of the vote in a separate shareholder vote before the payment of such remuneration.

(c)	Certification of Satisfaction of Performance Goals. The Outside Directors Committee must certify that the performance goals and any other material terms and conditions were in fact satisfied.

(d)	Satisfaction of Code Section 162(m). In all other respects, the requirements of Code Section 162(m)(4)(C) and the regulations thereunder must be satisfied.

ARTICLE VII

PAYMENT FOR AWARDS

7.1           General.  Payments required, if any, upon a Participant's exercise of an Award under the Plan may be made in the form of: (i) cash; (ii) Company stock; (iii) a combination of cash and Company stock; or (iv) such other forms or means that the Committee shall determine in its discretion and in such manner as is consistent with the Plan's purpose and the Code, the Exchange Act, or other applicable laws or regulations.

ARTICLE VIII

EFFECT OF TERMINATION OF EMPLOYMENT ON BENEFITS

8.1           Termination by Reason of Death.  Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant incurs termination of employment due to death:

(a)
Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall thereafter be fully exercisable (whether or not such Options or Stock Appreciation Rights were fully vested at the time of the Participant's death) by the deceased Participant’s estate or by a person who acquired the right to exercise the Option or Stock Appreciation Right by bequest or inheritance for a period of one year immediately following the date of death, or until the expiration of the Option or Stock Appreciation Right if shorter.

(b)
Any restrictions on shares of Restricted Stock shall lapse and the Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall be fully vested in the Restricted Stock.

(c)
Any restrictions on Cash-Settled Restricted Stock Units shall lapse, and the Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall receive a cash payment for each Cash-Settled Restricted Stock Unit equal to the fair market value per share of Common Stock on the NASDAQ Stock Market as of the date of the Participant’s death.

(d)
The Participant’s designated beneficiary (or in the absence of such beneficiary, the Participant’s estate) shall receive a prorated payout of any Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards.  The prorated payout shall be based upon the length of time that the Participant held such Awards prior to his or her death relative to the period for which performance is measured, and shall be determined as if the maximum performance objective had been attained.  Such payment shall be made as soon as practicable following the Participant’s death, but no later than the 15th day of the third month of the calendar year after the calendar year in which the Participant’s death occurs.

8.2           Termination by Reason of Disability.  Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant incurs termination of employment due to disability:

(a)
Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall thereafter be fully exercisable (whether or not such Options or Stock Appreciation Rights were fully vested at the time the Participant became disabled) for a period of three years (except for incentive stock options, in which case the period shall be one year) immediately following the date of such termination of employment, or until the expiration of the Option or Stock Appreciation Right if shorter.  The Participant's death at any time following such termination due to disability shall not affect the foregoing.  In the event of termination due to disability, if an incentive stock option is exercised more than one year after such termination of employment (or such other time period as may apply under Section 422 of the Code), such Option shall thereafter be treated as a non-qualified stock option.

(b)	Any restrictions on shares of Restricted Stock shall lapse and the Participant shall be fully vested in the Restricted Stock.

(c)
Any restrictions on Cash-Settled Restricted Stock Units shall lapse, and the Participant shall receive a cash payment for each Cash-Settled Restricted Stock Unit equal to the fair market value per share of Common Stock on the NASDAQ Stock Market as of the date of the Participant’s termination of employment.

(d)
The Participant shall receive a prorated payout of any Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards.  The prorated payout shall be based upon the length of time that the Participant held such Awards prior to his or her termination of employment due to disability relative to the period for which performance is measured, and shall be determined as if the maximum performance objective had been attained. Such payment shall be made as soon as practicable following the Participant’s termination of employment, but no later than the 15th day of the third month of the calendar year after the calendar year in which the Participant terminates employment.

Unless otherwise defined in the agreement governing the grant of an Award, "disability" shall mean a mental or physical illness or injury that entitles the Participant to receive benefits under the long term disability plan of the Company or a Subsidiary, or if the Participant is not covered by such a plan, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or a Subsidiary.  Notwithstanding the foregoing, a "disability" shall not qualify under the Plan if it is the result of: (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred, while participating in a criminal offense.  The determination of disability shall be made by the Committee.  The determination of disability for purposes of the Plan shall not be construed as an admission of disability for any other purpose.

8.3           Voluntary Termination Before Retirement or Termination for Cause.  Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant voluntarily terminates his or her employment before retirement or is terminated for cause:

(a)
Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall immediately terminate.  The death or disability of the Participant after such a termination of employment shall not renew the exercisability of any Option or Stock Appreciation Right.

(b)
All shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's shares of Restricted Stock.

(c)
All Cash-Settled Restricted Stock Units still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's Cash-Settled Restricted Stock Units.

(d)	All Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards shall be forfeited by the Participant to the Company.

Unless otherwise defined in the agreement governing the grant of an Award, "termination for cause" shall mean termination because of (i) any act or failure to act deemed to constitute cause under the Company's established practices policies or guidelines applicable to the Participant or (ii) the Participant's act or omission constituting gross misconduct with respect to the Company or a Subsidiary in any material respect.

8.4           Other Termination.  Unless otherwise provided in an agreement governing the grant of an Award or as determined by the Committee, if a Participant's employment terminates for any reason (including retirement) other than the reasons listed in Section 8.1 through 8.3 above:

(a)
Any unexpired and unexercised Options and/or Stock Appreciation Rights held by such Participant shall thereupon terminate, except that any such Option or Stock Appreciation Right, to the extent vested on the date of the Participant's termination, may be exercised by the Participant for a period of three years (except for incentive stock options, in which case the period shall be (3) three months) immediately following the date of such termination of employment, or until the expiration of the Option or Stock Appreciation Right if shorter.  The death or disability of the Participant after such a termination of employment shall not extend the time permitted to exercise an Option or Stock Appreciation Right.

(b)
All shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's shares of Restricted Stock.

(c)
All Cash-Settled Restricted Stock Units still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion in whole or in part to waive any or all remaining restrictions with respect to any or all of such Participant's Cash-Settled Restricted Stock Units.

(d)
The Participant shall receive a prorated payout of any Performance Stock Awards, Performance Stock Unit Awards and Performance Unit Awards if and when the performance goals are achieved.  The prorated payout shall be based upon the length of time that the Participant held such Awards prior to his or her termination of employment relative to the period for which performance is measured, and the extent to which the performance goals are achieved as certified by the Committee.  Such payment shall be made as soon as practicable following the completion of the of the period for which performance goals have been established, but no later than the 15th day of the third month of the calendar year after the calendar year in which such period ends.

.
Unless otherwise defined in the agreement governing the grant of an Award, "retirement" shall mean the Participant's termination of employment after attaining either age 65, or age 60 with the accrual of 10 years of service.

ARTICLE IX

NONTRANSFERABILITY

9.1           General.  Unless otherwise provided in an agreement governing the grant of an Award, a Participant's rights shall be exercisable during the Participant's lifetime only by the Participant, and no Award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; provided, that Options and Stock Appreciation Rights are transferable by will or pursuant to the laws of descent and distribution.

ARTICLE X

ADJUSTMENT PROVISIONS

10.1           Changes in Capitalization.  If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (by stock dividends, stock splits, split-up, spin-off, or similar transactions):

(a)
the total number of shares reserved for issuance under this Plan, the number of shares covered by or subject to each outstanding Award, the number of outstanding Cash-Settled Restricted Stock Units and the number of outstanding Performance Stock Units, shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award shall not be changed; and

(b)
the maximum number of Options, Stock Appreciation Rights, Performance Stock Units and shares of Performance Stock that may be granted to any Participant in any fiscal year of the Company shall be proportionately adjusted to reflect the increase or decrease in the issued shared of Common Stock.

10.2           Reorganization, Sale, etc..  Awards granted hereunder may also contain provisions for their continuation, acceleration, immediate vesting, or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, dissolution, liquidation or similar circumstances.

10.3           Substitutions and Assumptions.  If the Company acquires an entity which has issued and outstanding stock options or other rights, the Company may substitute stock options or rights for options or rights of such entity, including options or other rights to acquire stock at less than 100% of the fair market price of the stock at grant.  The number and kind of such stock options and other rights shall be determined by the Committee and the total number of shares reserved for issuance under this Plan shall be appropriately adjusted consistent with such determination and in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the Awards granted to, or available for, present or future Participants of this Plan.  The number of shares reserved for issuance pursuant to Article III may be increased by the corresponding number of options or other benefits assumed, and, in the case of a substitution, by the net increase in the number of shares subject to options or other benefits before and after the substitution.

ARTICLE XI

AMENDMENT AND TERMINATION OF PLAN AND CLAWBACKS OF AWARDS

11.1           Amendment and Termination of Plan.  The Board, without further approval of the Company's shareholders, may amend the Plan from time to time or terminate the Plan at any time, provided that:

(a)	no action authorized by this Article shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant's consent; and

(b)
no amendment of the Plan shall, without the approval of the Company's shareholders, (i) increase the total number of shares of Common Stock that may be issued under the Plan or increase the amount or type of Awards that may be granted under the Plan; (ii) change the minimum purchase price, if any, of shares of Common Stock that may be made subject to Awards under the Plan; (iii) modify the requirements as to eligibility for an Award under the Plan; (iv) extend the term of the Plan; or (v) constitute a material revision of the Plan under the listing standards of the NASDAQ Stock Market (or such other listing standards then applicable to the Company).

11.2           Clawback of Awards.  To the extent required by applicable law or the listing standards of the NASDAQ Stock Market (or such other listing standards then applicable to the Company), including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002, Awards and amounts paid or payable with respect to Awards shall be subject to clawback as determined by the Committee, which clawback may include forfeitures, repurchase, reimbursement and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards, in each instance in accordance with applicable law or listing standards.  All Awards granted under this Plan, any property (including shares of Common Stock) received in connection with any exercise or vesting of any Awards, and any proceeds received from the disposition of any such property, shall be subject to such applicable law or listing standards, as well as any clawback policy adopted, and amended from time to time, by the Committee.  The Committee shall have discretion with respect to any clawback to determine whether the Company shall effect such recovery:

(a)	by seeking repayment from the Participant;

(b)
by reducing amounts that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any subsidiary or affiliate of the Company (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement);

(c)
by withholding payment of future increases in compensation (including the payment of any discretionary bonus amounts) or grants of compensatory awards that would have otherwise been made in accordance with the Company’s applicable compensation practices; or

(d)	by any combination of the above.

ARTICLE XII

MISCELLANEOUS

12.1           Unfunded Status of Plan.  It is intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation.  The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provides, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

12.2           Withholding Taxes.  No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award or with respect to any exercise of any Option or Stock Appreciation Right granted under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of any federal, state, local or foreign taxes of any kind required by law to be withheld.  Such withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award or that is received upon the exercise of the Award that gives rise to the withholding requirement.  The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.  If the Participant disposes of shares of Common Stock acquired pursuant to an incentive stock option in any transaction considered to be a disqualifying transaction under the Code, the Participant must give written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant.

12.3           No Guaranty of Employment.  Nothing herein shall be construed to constitute a contract of employment between the Company or Subsidiary and the Participant.  Except as may be provided in a written contract, the Company or Subsidiary and each of the Participants continue to have the right to terminate the employment relationship at any time for any reason.

12.4           Controlling Law.  The Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin (other than its law respecting choice of law).  The Plan shall be construed to comply with all applicable law and to avoid liability to the Company or a Subsidiary, including, without limitation, liability under Section 16(b) of the Exchange Act.

12.5           Headings.  The headings contained in the Plan are for reference purposes only, and shall not affect the meaning or interpretation of the Plan.

12.6           Severability.  If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

12.7           Successors and Assigns.  This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company.  All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

12.8           Entire Agreement.  This Plan and any agreements governing the grant of Awards hereunder to any Participant constitute the entire agreement with respect to the subject matter hereof with respect to such Participant, provided that in the event of any inconsistency between the Plan and any such agreement(s), the terms and conditions of the Plan shall control.

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